                                                                      EXHIBIT 99
                                                            TO CURRENT REPORT ON
                                                                        FORM 8-K



                     CORAM HEALTHCARE CORPORATION COMPLETES
                         PREVIOUSLY ANNOUNCED MERGER OF
               T2 MEDICAL, INC., CURAFLEX HEALTH SERVICES, INC.,
                     HEALTHINFUSION, INC. AND MEDISYS, INC.


         NEWPORT BEACH, Calif., July 11, 1994 -- Coram Healthcare Corporation (NYSE: CRH) announced today the completion of the previously announced merger of T2 Medical, Inc. (NYSE: TSQ), Curaflex Health Services, Inc. (NASDAQ: CFLX), HealthInfusion, Inc. (NASDAQ: HINF) and Medisys, Inc. (NASDAQ: MEDS). Pursuant to the merger, each of T2, Curaflex, HealthInfusion and Medisys have become wholly owned subsidiaries of Coram. As a result of the merger, Coram Healthcare Corporation is now the second-largest infusion therapy company in the United States.

         Pursuant to the merger, each outstanding share of T2 common stock was converted into the right to receive 0.63 shares of Coram common stock, each outstanding share of Curaflex common stock was converted into the right to receive 0.333 shares of Coram common stock, each outstanding share of HealthInfusion common stock was converted into the right to receive 0.447 of Coram common stock and each outstanding share of Medisys common stock was converted into the right to receive 0.243 of a share of Coram common stock. Coram common stock is listed on the New York Stock Exchange under the symbol "CRH." Trading of Coram common stock on the New York Stock Exchange is expected to begin on Monday, July 11, 1994.

                                      ###





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